Exhibit 4.37

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Amendment Agreement No. 2 to the Term Storage Contract

No. 2010-01 dated 17-09-2010

Between

Antwerp Terminal and Processing Company N.V.

And

Vitol SA

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THIS AMENDMENT AGREEMENT NO. 2 is made on this 28th day of April 2015

BETWEEN

1.	Antwerp Terminal and Processing Company N.V., now known as ATPC Terminal N.V., is a company incorporated under the laws of Belgium with a registered office at Beliweg 20, Port n° 279, B2030 Antwerp, Belgium (“the Company”); and

AND

2.	Vitol SA, a private company limited by shares, incorporated and existing under Swiss law, having its official seat in Geneva, Switzerland and its principal place of business at Boulevard du Pont d’Arve 28, 1205 Geneva, Switzerland (“the Client”).

WHEREAS

(A)	The Company and the Client are parties to a Term Storage Contract No. 2010-01 dated 17-09-2010 in connection with gasoil storage and handling services at the Company’s terminal (“Contract”).

(B)	By virtue of the Amendment Agreement No. 1 dated 28th day of April 2015, the Parties agreed to amend Clause 4 (Storage Period) of the Contract;

(C)	For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Client now wish to further amend the Contract in accordance with this Amendment Agreement No. 2.

NOW THEREFORE it is agreed as follows:

1.	The Company and the Client agree to amend Clause 9 (a) (Tank rental) of the Contract to EUR [***] per cbm for the following tanks:

a)	As set forth in table A below, with a total capacity of 133.545 cbm effective from January 1st 2015 to December 31st 2015.

b)	For tank 709 in table B below, with a total capacity of 14.866 cbm effective from February 15th 2015 to December 31st 2015.

Table A

Tank #	Tankpit	Type	Class	Product	Capacity (cbm)
287	200	CR	K3	Gasoil	9.859
288	200	CR	K3	Gasoil	9.916
289	200	CR	K3	Gasoil	9.906
604	600	IFR	K1	Gasoil	28.244
611	600	IFR	K1	Gasoil	18.616
710	700	CR	K3	Gasoil	14.807
713	700	FR	K3	Gasoil	14.840
714	700	FR	K3	Gasoil	14.893
715	700	FR	K3	Gasoil	12.464

2

***  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Table B

Tank #	Tankpit	Type	Class	Product	Capacity (cbm)
709	700	CR	K3	Gasoil	14.866

2.	Save to the extent as amended by this Amendment Agreement No. 2, all terms and conditions of the Contract shall remain in full force and effect.

3.	This Amendment Agreement No. 2 may be executed in counterparts.

4.	Clauses 22 and 23 of the Contract shall apply mutatis mutandis to this Amendment Agreement No. 2 as if references therein to the Term Storage Contract were to this Amendment Agreement No. 2.

5.	Capitalised terms not otherwise defined in this Amendment Agreement No. 2 shall have the same meaning as in the Term Storage Contract.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.	3

IN WITNESS WHEREOF the Client and the Company have caused this Amendment Agreement No. 2 to be executed by their duly authorized representatives, as of the date first above written.

ATPC Terminal N.V.

/s/ Gert Quint
Name:	Gert Quint
Position:	Director
Date:
Place:

Vitol S.A.

/s/ David Fransen
Name:	David Fransen
Position:	Managing Director
Date:	April 20, 2015
Place:	Geneva, Switzerland

4

***  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.